UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 2, 2011

DNB Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-34242	23-2222567
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Brandywine Avenue, Downingtown, Pennsylvania		19335
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(610) 269-1040

Not Applicable
______________________________________________
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

(a)
On August 4, 2011, DNB Financial Corporation (the “Company”) entered into a Securities Purchase Agreement with the Secretary of the Treasury (the “Treasury”), pursuant to which the Company issued and sold to the Treasury 13,000 shares of its Non-Cumulative Perpetual Preferred Stock, Series 2011A (“Series 2011A Preferred Stock”), having a liquidation preference of $1,000 per share (the “Liquidation Amount”), for aggregate proceeds of $13,000,000.  A copy of the Securities Purchase Agreement is filed herewith as  Exhibit 99.1.    The Securities Purchase Agreement was entered into, and the Series 2011A Preferred Stock was issued, pursuant to the Treasury’s Small Business Lending Fund program (“SBLF”), a $30 billion fund established under the Small Business Jobs Act of 2010, that encourages lending to small businesses by providing capital to qualified community banks with assets of less than $10 billion.

The Company’s rights and obligations with respect to the Series 2011A Preferred Stock are set forth in the Securities Purchase Agreement, the form of share certificate for the Series 2011A preferred stock, filed herewith as Exhibit 99.2, and in the Certificate of Designation filed by the Company with the Secretary of the Commonwealth of the Commonwealth of Pennsylvania on August 2, 2011, a copy of which is filed herewith as  Exhibit 99.3.  Those rights and obligations are summarized below.

Proceeds from the sale of the Series 2011A Preferred Stock were used, in part, to redeem the Company’s 11,750 outstanding shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series 2008A (the “Series 2008A Preferred Stock”), which were issued to the Treasury in January 2009 in connection with the Company’s participation in the Treasury’s Troubled Asset Relief Program – Capital Purchase Program.

The Series 2011A Preferred Stock is entitled to receive non-cumulative dividends payable quarterly, on each January 1, April 1, July 1 and October 1, beginning October 1, 2011.  The dividend rate, which is calculated on the aggregate Liquidation Amount, has been initially set at 3.874% per annum based upon the current level of “Qualified Small Business Lending”, or “QSBL” (as defined in the Securities Purchase Agreement) by the Company’s wholly owned national bank subsidiary DNB First, N.A. (the “Bank”).  The dividend rate for future dividend periods will be set based upon the “Percentage Change in Qualified Lending” (as defined in the Securities Purchase Agreement) between each dividend period and the “Baseline” QSBL level.  Such dividend rate may vary from 1% per annum to 5% per annum for the second through tenth dividend periods depending on the volume of Qualified Small Business Lending the Bank will originate in future periods, and will be fixed at a rate between 1% per annum to 7% per annum and remain unchanged up to four and one-half years following the funding date (the eleventh through the first half of the nineteenth dividend periods).  Because it is not feasible to predict the volume of Qualified Small Business Lending in future periods, it is not feasible to estimate specific future dividend rates under this formula.  If the Series 2011A Preferred Stock remains outstanding for more than four-and-one-half years, the dividend rate will be fixed at 9%.  Prior to that time, in general, the dividend rate decreases as the level of the Bank’s Qualified Small Business Lending increases.  Such dividends are not cumulative, but the Company may only declare and pay dividends on its common stock (or any other equity securities junior to the Series 2011A Preferred Stock) if it has declared and paid dividends for the current dividend period on the Series 2011A Preferred Stock, and will be subject to other restrictions on its ability to repurchase or redeem common stock and other securities.  In addition, if (i) the Company has not timely declared and paid dividends on the Series 2011A Preferred Stock for six dividend periods or more, whether or not consecutive, and (ii) shares of Series 2011A Preferred Stock with an aggregate liquidation preference of at least $13,000,000 are still outstanding, the Treasury (or any successor holder of Series 2011A Preferred Stock) may designate two additional directors to be elected to the Company’s Board of Directors.

As more completely described in the Certificate of Designation, holders of the Series 2011A Preferred Stock have the right to vote as a separate class on certain matters relating to the rights of holders of Series 2011A Preferred Stock and on certain corporate transactions.  Except with respect to such matters and, if applicable, the election of the additional directors described above, the Series 2011A Preferred Stock does not have voting rights.

The Company may redeem the shares of Series 2011A Preferred Stock, in whole or in part, at any time at a redemption price equal to the sum of the Liquidation Amount per share and the per-share amount of any unpaid dividends for the then-current period, subject to any required prior approval by the Company’s primary federal banking regulator.

As part of the Securities Purchase Agreement, the Company has granted the Treasury (and any successor holder) certain rights to require the Series 2011A Preferred Stock to be registered for resale under the Securities Act of 1933.

The above discussion is a summary only, and is qualified in all respects by the specific terms of the Securities Purchase Agreement and the Certificate of Designation.

(b)
On August 4, 2011, the Company entered into a letter agreement with Treasury, filed herewith as Exhibit 99.4, pursuant to which the Company repurchased from the Treasury 11,750 shares, constituting all of the issued and outstanding shares, of the Company’s Series 2008A Preferred Stock, at a repurchase price equal to the liquidation value of $1,000 per share, or a total of $11,750,000, plus accrued, unpaid dividends on such shares equal to $128,923.61, for a total repurchase price of $11,878,923.61.  The letter agreement amends a Securities Purchase Agreement dated January 30, 2009 between the Company and the Treasury (filed with the Commission on January 30, 2009 as Exhibit 4.3 to the Company’s report on Form 8-K) relating to the issuance of the Series 2008A Preferred Stock and a warrant for the purchase of an additional 186,311 shares of the Company’s common stock.  The August 4, 2011 letter agreement provides that:

(1)
Notwithstanding Section 4.4 of the 2009 Securities Purchase Agreement, the Treasury is permitted to transfer all or a portion of the warrant with respect to, and/or to exercise the warrant for, all or a portion of the number of shares of the Company’s common stock issuable under the warrant, at any time and without limitation.  The Company also agrees to take all steps as may be reasonably requested by the Treasury to facilitate any such transfer.

(2)
In the event the Company elects to repurchase the warrant, it shall deliver to the Treasury, by August 19, 2011, a notice of intent to repurchase the warrant.  The letter agreement provides that if the Company does not deliver the warrant repurchase notice to the Treasury by such date, the Treasury gives notice of its intention to sell the warrant.

(3)
If the Company delivers a warrant repurchase notice, but the Company and the Treasury fail to agree on the fair market value of the warrant according to the requirements of the 2009 Securities Purchase Agreement, or if the Company revokes the delivery of its warrant repurchase notice, the Treasury gives notice of its intention to sell the warrant.

Exhibit 99.4 is incorporated herein as if set forth in full.

Item 1.02 Termination of a Material Definitive Agreement.

The Company’s repurchase of all of its Series 2008A Preferred Stock pursuant to the August 4, 2011 letter agreement with Treasury referred to in Item 1.01(b) and filed herewith as Exhibit 99.4, terminated the Company’s obligations under the Series 2008A Preferred Stock, including without limitation the terms and conditions applicable to such preferred stock under the Certificate of Designations for such stock that was filed by the Company with the Secretary of the Commonwealth of the Commonwealth of Pennsylvania on January 21, 2009.  The terminated provisions included a limitation on the Company’s payment of a common stock dividend at any time that the dividend on the Series 2008A Preferred Stock was not current.  With this repurchase, such limitation no longer applies.  While the repurchase does not preclude the Company from reissuing shares of the Series 2008A Preferred Stock, the Company has no plans to do so.  The disclosures regarding the letter agreement set forth in Item 1.01(b), and Exhibit 99.4, are each incorporated herein as if set forth in full.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On August 4, 2011, DNB Financial Corporation completed the issuance and sale to the United States Treasury Department of 13,000 shares of its Non-Cumulative Perpetual Preferred Stock, Series 2011A, $10.00 par value per share, with a liquidation preference of $1,000 per share, at a purchase price of $1,000 per share for an aggregate price of $13,000,000 in cash.  Of the total proceeds, $11,878,923.61 was applied to the repurchase from the Treasury and redemption of the Company’s 11,750 outstanding shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series 2008A, and the balance, or $1,121,076.39, was received by the Company in cash.  The terms of purchase require the Company to contribute the net proceeds to its wholly owned bank subsidiary, DNB First, N.A.  No underwriting discounts or commissions were applicable  The issuance and sale of these securities was a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 on the basis that all of the securities were sold to a single institutional purchaser.  The offering was not underwritten.  The preferred shares, which are not convertible or exchangeable into equity securities, are subject to the benefits and terms of a Certificate of Designation filed with the Secretary of the Commonwealth of the Commonwealth of Pennsylvania on August 2, 2011, a copy of which is filed herewith as Exhibit 99.3.

Item 3.03 Material Modification to Rights of Security Holders.

(b)
On August 4, 2011, DNB Financial Corporation completed the issuance and sale of 13,000 shares of its Non-Cumulative Perpetual Preferred Stock, Series 2011A, $10.00 par value per share.  The preferred shares are subject to the benefits and terms of the form of share certificate for such preferred stock, a copy of which is filed herewith as Exhibit 99.2, and a Certificate of Designation filed with the Secretary of the Commonwealth of the Commonwealth of Pennsylvania on August 2, 2011, a copy of which is filed herewith as Exhibit 99.3.  Under the terms of the Certificate of Designation, the Company may only declare and pay dividends on its common stock (or any other equity securities junior to the Series 2011A Preferred Stock) if it has declared and paid dividends for the current dividend period on the Series 2011A Preferred Stock.  Refer to Item 1.01 of this Form 8-K for further description of the transaction in which the preferred shares were issued and the agreements to which they are subject, all of which is incorporated in this Item as if set forth in full.

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 2, 2011, the Company filed with the Secretary of the Commonwealth of the Commonwealth of Pennsylvania a Certificate of Designation (filed herewith as Exhibit 99.3) authorizing up to 13,000 shares of the Company’s Non-Cumulative Perpetual Preferred Stock, Series 2011A, having a $10.00 par value per share and a liquidation preference of $1,000 per share.  The Certificate of Designation sets forth the voting rights, preferences, limitations and special rights of the Series 2011A Preferred Stock.  A summary of the material terms of the Certificate of Designation is set forth in the disclosures under Item 1.01 of this report, all of which, as well as Exhibit 99.3, are incorporated herein as if set forth in full.

Item 7.01 Regulation FD Disclosure.

On August 8, 2011, the Company issued its press release announcing the Company’s participation in the SBLF and its repurchase and redemption of the Series 2008A Preferred Shares.  A copy of the press release is furnished herewith as Exhibit 99.5.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Securities Purchase Agreement, dated as of August 4, 2011, between the Secretary of the Treasury and DNB Financial Corporation.

99.2	Form of Certificate for 13,000 shares of Non-Cumulative Perpetual Preferred Stock, Series 2011A, $10.00 par value per share, of DNB Financial Corporation.

99.3	Certificate of Designation of Non-Cumulative Perpetual Preferred Stock, Series 2011A, $10.00 par value per share.

99.4	Letter Agreement dated August 4, 2011 between the Secretary of the Treasury and DNB Financial Corporation.

99.5	Press release issued by DNB Financial Corporation on August 8, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DNB FINANCIAL CORPORATION

August 8, 2011	By: /s/ Gerald F. Sopp
Name: Gerald F. Sopp
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Securities Purchase Agreement, dated as of August 4, 2011, between the Secretary of the Treasury and DNB Financial Corporation.

99.2	Form of Certificate for 13,000 shares of Non-Cumulative Perpetual Preferred Stock, Series 2011A, $10.00 par value per share, of DNB Financial Corporation.

99.3	Certificate of Designation of Non-Cumulative Perpetual Preferred Stock, Series 2011A, $10.00 par value per share.

99.4	Letter Agreement dated August 4, 2011 between the Secretary of the Treasury and DNB Financial Corporation.

99.5	Press release issued by DNB Financial Corporation on August 8, 2011.